Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended March 31, 2012 (the "Form 10-Q") of Community Shores Bank Corporation (the "Issuer").

I, Tracey A. Welsh, Senior Vice President, Chief Financial Officer and Treasurer of the Issuer, certify that to my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 15, 2012

/s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President, Chief Financial Officer and
Treasurer